Exhibit Index

Exhibit No.                   Description of Documents



99.1      Annual Report for the Raytheon Savings and Investment Plan.
99.1a     Consent of Independent Accountants
99.1b Raytheon Savings and Investment Plan, heretofore filed as an exhibit to the Company's Form 10-K on March 22, 2000, is hereby incorporated by reference.

99.2      Annual Report for the Raytheon Employee Savings and Investment Plan.
99.2a     Consent of Independent Accountants
99.2b Raytheon Employee Savings and Investment Plan, heretofore filed as an exhibit to the Company's Form 10-K on March 22, 2000, is hereby incorporated by reference.

99.3      Annual Report for the Raytheon Savings and Investment Plan for
          Puerto Rico Based Employees.
99.3a     Consent of Independent Accountants
99.3b Raytheon Savings and Investment Plan for Puerto Rico Based Employees, heretofore filed as an exhibit to the Company's S-8 Registration Statement No. 333-56117 on June 5, 1998, is hereby incorporated by reference.